     As filed with the Securities and Exchange Commission on March 18, 2005
                                                     Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              ---------------------

                         AMERICAN ITALIAN PASTA COMPANY
             (Exact name of registrant as specified in its charter)

                    Delaware                            84-1032368
         (State or other jurisdiction                (I.R.S. Employer
       of incorporation or organization)            Identification No.)

                        4100 N. Mulberry Drive, Suite 200
                           Kansas City, Missouri 64116
          (Address, including zip code, of Principal Executive Offices)

           AMERICAN ITALIAN PASTA COMPANY EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                George D. Shadid
              Executive Vice President and Chief Financial Officer
                         American Italian Pasta Company
                        4100 N. Mulberry Drive, Suite 200
                           Kansas City, Missouri 64116
                                 (816) 584-5000
            (Name, address and telephone number of agent for service)

                                    Copy to:
                               James M. Ash, Esq.
                       Blackwell Sanders Peper Martin LLP
                          4801 Main Street, Suite 1000
                           Kansas City, Missouri 64112
                                 (816) 983-8000

                         CALCULATION OF REGISTRATION FEE

-------------------------------------  ------------  ----------------  ----------------  ----------------
                                                     Proposed maximum  Proposed maximum
Title of securities to be registered   Amount to be   offering price       aggregate        Amount of
                                        registered     per share (2)     offering price  registration fee
-------------------------------------  ------------  ----------------  ----------------  ----------------
Class A Convertible Common Stock, par   50,000 (1)       $ 26.70         $ 1,335,000         $ 157.13
value $.001 per share
-------------------------------------  ------------  ----------------  ----------------  ----------------

(1)  The 50,000 shares being  registered  under the Plan  represent the increase approved at the Company's most recent annual  stockholders  meeting held on
     February 17, 2005. This  Registration  Statement shall be deemed to include any additional shares which may be issued under the Employee Stock Purchase
     Plan as a result of a stock split or stock dividend or other  anti-dilution provision. Includes a preferred stock purchase right attached to each share of common stock that,  prior to the occurrence of certain events,  will not be evidenced separately from the common stock.

(2)  Estimated  solely  for the  purpose of  calculating  the  registration  fee pursuant  to Rule  457(h)  under the  Securities  Act of 1933.  The maximum offering price per share is based on the average of the high and low prices of the  Registrant's  Common Stock as listed on the New York Stock Exchange on March 14, 2005.

                     STATEMENT UNDER GENERAL INSTRUCTION E -
                      REGISTRATION OF ADDITIONAL SECURITIES

     The Registration  Statement is being filed to register an additional 50,000 shares of Class A  Convertible  Common  Stock,  par value  $0.001 per share (the
"Common  Stock"),  of American Italian Pasta Company (the "Company") as a result of an  increase  in the  number of shares of  Common  Stock  issuable  under the
Company's Employee Stock Purchase Plan. In accordance with General Instruction E of Form S-8, the contents of the  Registration  Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on June 22, 1998 (File
No. 333-57411) are incorporated herein by reference.

                                     Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following  documents  filed with the  Commission  are  incorporated  by reference:

     (a)  The  Company's  Annual  Report on Form 10-K for the fiscal  year ended
          October 1, 2004, filed with the Commission on December 15, 2004.

     (b)  The  Company's  Quarterly  Report on Form 10-Q for the  quarter  ended
          December 31, 2004, filed with the Commission on February 9, 2005.

     (c)  The Company's  Current Report on Form 8-K filed with the Commission on
          February 4, 2005.

     (d)  The  description  of  the  Company's  Common  Stock  contained  in the
          Company's  Registration  Statement  on Form  8-A12B,  filed  with  the
          Commission on September 22, 1997 (File No. 001-13403), the description of the preferred stock purchase  rights set forth in the  Registration
          Statement on Form 8-A12B,  filed with the  Commission  on December 14,
          1998 (File No.  001-13403)  and  including  any further  amendment  or report filed for the purpose of updating such descriptions.

     All documents subsequently filed by the Company pursuant to Sections 13(a),
13(c),  14 and 15(d) of the  Securities  Exchange  Act of 1934 after the date of this  Registration  Statement,  and  prior  to the  filing  of a  post-effective amendment which  indicates that all securities  offered hereby have been sold or which deregisters all securities  remaining unsold, shall be deemed incorporated by reference  in this  Registration  Statement  and to be a part hereof from the date of filing such documents.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General  Corporation Law ("DGCL")  authorizes a court to award,  or a  corporation's  board of directors to grant,  indemnity to
directors   and   officers   in  terms   sufficiently   broad  to  permit   such
indemnification   under  certain   circumstances   for  liabilities,   including
reimbursement for expenses incurred, arising under the Securities Act.

     As  permitted  by the DGCL,  the  Company's  Certificate  of  Incorporation
includes a provision  that  eliminates  the  personal  liability  of each of the
Company's  directors  for  monetary  damages for breach of  fiduciary  duty as a director,  except for  liability  (1) for any breach of the  director's  duty of loyalty to the Company or the Company's stockholders;  (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL regarding unlawful dividends and stock purchases;  or (4) for any  transaction  from  which the  director  derived  any improper personal benefit.

     As permitted by the DGCL, the Company's Certificate of Incorporation and/or
the Company's  Bylaws provide that (1) the Company shall indemnify the Company's directors  and officers and may  indemnify  the  Company's  other  employees and agents to the fullest  extent  permitted  by the DGCL,  subject to certain  very limited  exceptions  (including  that  any  person  seeking  indemnification  in connection  with all or part of a  proceeding  initiated by that person shall be indemnified  only if the  proceeding  (or part  thereof) was  authorized  by the
Company's  board of  directors);  (2) the Company  shall  advance  expenses,  as incurred,  to the Company's  directors  and officers in connection  with a legal proceeding,  subject to certain  very  limited  exceptions  (including  that the
Company will only advance  expenses to a director or officer for  proceedings or portions of  proceedings  initiated  by that person if the  proceeding  (or part thereof) was  authorized by the  Company's  board of directors ); (3) the rights conferred  in the  Company's  Certificate  of  Incorporation  and Bylaws are not
exclusive; and (4) the Company may maintain insurance, at the Company's expense, to protect the  Company and any  director,  officer,  employee,  or agent of the
Company  or of  another  entity  (or to  protect a person  serving  in any other capacity with the Company or another entity)  against any expenses,  liabilities or losses,  whether or not the Company  would have the power to  indemnify  such person  against  such  expenses,  liabilities  or  losses  under  the  DGCL.  In accordance with (4), above, the Company maintains a public companies  directors, officers and corporate  liability  insurance policy insuring  against  liability for, among other things, securities law violations

Item 8. Exhibits.

Exhibit Number                     Document

4.1  The specimen  certificate  representing  the Company's  Class A Convertible
     Common Stock, par value $0.001 per share,  which is attached as Exhibit 4.1 to the Company's registration statement on Form S-1, as amended (Commission
     File No. 333-32827) (the "IPO Registration Statement"),  is incorporated by reference herein as Exhibit 4.1.

4.2  The specimen  certificate  representing  the Company's  Class B Convertible
     Common Stock, par value $0.001 per share,  which is attached as Exhibit 4.2 to the IPO Registration  Statement,  is incorporated by reference herein as
     Exhibit 4.2.

4.3  Section  7.1  of  the  Company's   amended  and  restated   Certificate  of
     Incorporation,  dated October 7, 1997,  which is attached as Exhibit 3.1 to the IPO  Registration  Statement,  is incorporated  by reference  herein as
     Exhibit 4.3.

4.4  Article II of the Company's  amended and restated Bylaws,  dated October 7,
     1997, which is attached as Exhibit 3.2 to the IPO  Registration  Statement, is incorporated by reference herein as Exhibit 4.4.

4.5  Sections 1, 2, 3, 4 of Article III of the  Company's  amended and  restated
     Bylaws,  dated October 7, 1997, which is attached as Exhibit 3.2 to the IPO
     Registration Statement, is incorporated by reference herein as Exhibit 4.5.

4.6  Article VII of the Company's amended and restated Bylaws,  dated October 7,
     1997, which is attached as Exhibit 3.2 to the IPO  Registration  Statement, is incorporated by reference herein as Exhibit 4.6.

4.7  Article IX of the  Company's  amended and restated  Bylaws dated October 7,
     1997, which is attached as Exhibit 3.2 to the IPO  Registration  Statement, is incorporated by reference herein as Exhibit 4.7.

4.8  Shareholder  Rights Agreement,  dated December 3, 1998, between the Company and UMB Bank,  N.A. as Rights Agent,  which is attached as Exhibit 1 to the
     Company's  Registration  Statement  dated  December 14, 1998 on Form 8-A12B
     (Commission  File No.  001-13403),  is incorporated by reference  herein as
     Exhibit 4.8.

4.9  Certificate and First Amendment to Rights  Agreement,  which is attached as
     Exhibit  4 to  the  Company's  Form  8-K  filed  on  January  6,  2003,  is incorporated by reference herein as Exhibit 4.9.

5.1  Opinion of  Blackwell  Sanders  Peper  Martin LLP,  counsel to the Company, including consent

23.1 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2 Consent of Blackwell Sanders Peper Martin LLP (included in Exhibit 5.1)

24.1 Power of Attorney (see signature page)

                                   SIGNATURES

     Pursuant to the  requirements  of the  Securities  Act of 1933, the Company certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing  on Form S-8 and has  duly  caused  this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the City of Kansas City, State of Missouri, on March 18, 2005.

                                AMERICAN ITALIAN PASTA COMPANY

                                By:   /s/ Timothy S. Webster
                                   ---------------------------------------------
                                      Timothy S. Webster
                                      President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE  PRESENTS,  that we,  the  undersigned  officers  and directors of American Italian Pasta Company, hereby severally constitute Timothy
S.  Webster and George D. Shadid,  and each of them singly,  our true and lawful attorneys,  with full  power to them,  and each of them  singly,  or their  duly appointed substitute as the same may be designated in writing from time to time, to sign for us and in our names in the capacities  indicated  below, any and all amendments to this  Registration  Statement on Form S-8, and generally to do all such things in our names and in our  capacities as directors to enable  American
Italian Pasta Company to comply with the  provisions  of the  Securities  Act of
1933, and all  requirements  of the Securities and Exchange  Commission,  hereby ratifying  and  confirming  our  signatures  as they may be  signed  by our said attorneys,  or any of  them,  to  said  Registration  Statement  and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has been signed below by the  following  persons in the capacities and on the dates indicated:

          Signature                          Title                    Date

   /s/ Timothy S. Webster           * Director, President,        March 18, 2005
----------------------------       Chief Executive Officer
      Timothy S. Webster        (Principal Executive Officer)

    /s/ George D. Shadid      Executive Vice President and Chief  March 18, 2005
----------------------------          Financial Officer
       George D. Shadid           (Principal Financial and
                                     Accounting Officer)

   /s/ Horst W. Schroeder   * Chairman of the Board of Directors  March 18, 2005
----------------------------
      Horst W. Schroeder

    /s/ Robert H. Niehaus                 * Director              March 18, 2005
----------------------------
       Robert H. Niehaus

   /s/ Richard C. Thompson                * Director              March 18, 2005
----------------------------
      Richard C. Thompson

    /s/ Jonathan E. Baum                  * Director              March 18, 2005
----------------------------
       Jonathan E. Baum

  /s/ William R. Patterson                * Director              March 18, 2005
----------------------------
    William R. Patterson

   /s/ James A. Heeter                    * Director              March 18, 2005
----------------------------
       James A. Heeter

* Represents a majority of the board of directors

                                Index of Exhibits

Exhibit Number                       Document

4.1  The specimen  certificate  representing  the Company's  Class A Convertible
     Common Stock, par value $0.001 per share,  which is attached as Exhibit 4.1 to the Company's registration statement on Form S-1, as amended (Commission file no. 333-32827) (the "IPO Registration Statement"),  is incorporated by reference herein as Exhibit 4.1.

4.2  The specimen  certificate  representing  the Company's  Class B Convertible
     Common Stock, par value $0.001 per share,  which is attached as Exhibit 4.2 to the IPO Registration  Statement,  is incorporated by reference herein as
     Exhibit 4.2.

4.3  Section  7.1  of  the  Company's   amended  and  restated   Certificate  of
     Incorporation,  dated October 7, 1997,  which is attached as Exhibit 3.1 to the IPO  Registration  Statement,  is incorporated  by reference  herein as
     Exhibit 4.3.

4.4  Article II of the Company's  amended and restated Bylaws,  dated October 7,
     1997, which is attached as Exhibit 3.2 to the IPO  Registration  Statement, is incorporated by reference herein as Exhibit 4.4.

4.5  Sections 1, 2, 3, 4 of Article III of the  Company's  amended and  restated
     Bylaws,  dated October 7, 1997, which is attached as Exhibit 3.2 to the IPO
     Registration Statement, is incorporated by reference herein as Exhibit 4.5.

4.6  Article VII of the Company's amended and restated Bylaws,  dated October 7,
     1997, which is attached as Exhibit 3.2 to the IPO  Registration  Statement, is incorporated by reference herein as Exhibit 4.6.

4.7  Article IX of the  Company's  amended and restated  Bylaws dated October 7,
     1997, which is attached as Exhibit 3.2 to the IPO  Registration  Statement, is incorporated by reference herein as Exhibit 4.7.

4.8  Shareholder  Rights Agreement,  dated December 3, 1998, between the Company and UMB Bank,  N.A. as Rights Agent,  which is attached as Exhibit 1 to the
     Company's  Registration  Statement  dated  December 14, 1998 on Form 8-A12B
     (Commission  File No.  001-13403),  is incorporated by reference  herein as
     Exhibit 4.8.

4.9  Certificate and First Amendment to Rights  Agreement,  which is attached as
     Exhibit  4 to  the  Company's  Form  8-K  filed  on  January  6,  2003,  is incorporated by reference herein as Exhibit 4.9.

5.1  Opinion of  Blackwell  Sanders  Peper  Martin LLP,  counsel to the Company, including consent

23.1 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2 Consent of Blackwell Sanders Peper Martin LLP (included in Exhibit 5.1)

24.1 Power of Attorney (see signature page)